Exhibit 99.1
FOR IMMEDIATE RELEASE
NATURAL HEALTH TRENDS CORP.
ANNOUNCES PRIVATE PLACEMENT FINANCING
DALLAS, October 22, 2007 — Natural Health Trends Corp. (NASDAQ: BHIP) announced today that it has entered into a definitive agreements with certain institutional investors to receive $3.74 million in financing from a private placement of convertible debentures and warrants. Dawson James Securities, Inc. (“DJS”) served as exclusive placement agent.
The debentures will have an aggregate face amount of $4,250,000 and can be converted into 1,496,000 shares of the Company’s Common Stock, subject to adjustment. The financing includes seven-year warrants to purchase 1,496,000 shares of Common Stock at $3.52 per share and one-year warrants to purchase 1,496,000 shares of Common Stock at $3.52 per share, subject to adjustment. The debentures bear interest at the greater of LIBOR plus 4% or 10% per annum. Interest-only is payable quarterly for one year, and one-half of the principal will also be payable monthly during the second year. The debentures will mature in two years, unless extended by their holders for an additional three years. Under certain conditions, the Company may be able to pay principal and interest in shares of its Common Stock. Under certain conditions, the Company also has certain rights to force conversion or redemption of the debentures.
The Company intends to use the net proceeds from the financing to provide additional working capital.
“This financing attests to our strong commitment to our members around the world and provides the Company with additional resources to invest in the long-term opportunities available to us while withstanding our shorter-term business volatility,” said Chris Sharng, President of Natural Health Trends Corp. “Over the summer months, we deliberately kept the Company’s marketing programs in our China market at a lower profile. At the end of the second quarter, we also began to implement a change to our commission plan that we believe will promote earlier commission payments. With more marketing activities in the next few months, we are taking a conservative approach to make sure we can properly support our members as well as the exciting events we have planned for Hong Kong, China, and Europe. Finally, we can also use the new financing to facilitate additional cost reduction measures to further lower our fixed costs in the U.S. and various international markets.”
The disclosure about the foregoing financing does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. The offer and sale of such securities have not been registered under the Securities Act of 1933, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Natural Health Trends Corp.
Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, Europe and Latin America.

The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website, and management encourages interested parties to register for updated corporate information via email on the Company’s home page, www.naturalhealthtrendscorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance.  Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in our Amendment No. 2 to Registration Statement on Form S-3 filed on August 24, 2007 with the Securities and Exchange Commission.  We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contact:
Chris Sharng
President
Natural Health Trends Corp.
(972) 241-4080
SOURCE:  Natural Health Trends Corp.